cogent COMMUNICATIONS

Optical Internet

NETWORK SERVICES TERMS & CONDITIONS NORTH AMERICA

1. SERVICES AND TERM.

1.1. Pursuant to the CSA, Cogent will provide the Services to Customer for the Service charges. Customer's signature on the Order Form or use of the Service or COGENT Network constitutes its acknowledgement and agreement to be bound by the CSA. Capitalized terms are defined at the end of these Terms.

1.2. Each Service's Initial Term is indicated on the applicable Order Form. Customer will be deemed to have accepted the Service as of the Service Date. At the end of the Initial Term, the CSA will renew for successive Renewal Terms equal in length to the Initial Term unless and until terminated as provided herein.

1.3. Customer may order additional Services or locations in North America through additional Order Forms, which will be governed by this CSA. Customer's account must be current in order to make changes to Services or order additional Services.

2. SERVICE CHARGES AND BILLING.

2.1. Service charges are on the Order Form and do not include applicable Taxes unless so indicated. New services or upgrades/relocations will result in additional fees/charges. If a prior Service location remains installed after a new Service location is installed, Customer will be responsible for Service charges for both Service locations until terminated as provided for each Service.

2.2. Invoices are sent monthly in advance. Customer agrees to pay all charges and applicable Taxes for the Service upon receipt of the invoice without counterclaim, set-off or deduction. A late charge shall be added to Customer's past due balance of the lesser of 1.5% per month or the maximum legal rate. COGENT may change the specifications, Terms or charges for the Service for any upcoming Renewal Term by providing Customer at least sixty (60) days advance written notice. Customer agrees that its obligation to pay service charges and Taxes under this CSA shall survive the termination of the CSA.

2.3. Customers claiming tax exemption must provide COGENT with a properly executed exemption form.

3. SERVICE USE AND INTERRUPTION.

3.1. Customer's use of COGENT's Services or Network may only be for lawful purposes and must comply with COGENT's AUP. Transmission of any material in violation of any law, regulation or the AUP is strictly prohibited. Access to other networks connected to COGENT's Network must comply with such other networks' rules. Only Customers whose service location (as set forth on the Order Form) is a COGENT-owned or carrier neutral data center may resell COGENT's Dedicated Internet Access Service (but not any other Service offered in such location). Customers located in any other service location may not resell their Service, in whole or in part.

3.2. COGENT's obligations and Customer's exclusive remedies for failure of COGENT's Network or any Service are stated in the COGENT SLA.

4. TERMINATION, RESTRICTION OR SUSPENSION.

4.1. Prior to the Service Date, COGENT may terminate the CSA if not approved by COGENT corporate management (including credit check). COGENT also may restrict, suspend or terminate the CSA, Customer's use of or access to any Service, or both, at any time if (a) Customer is in material breach of the CSA (including but not limited to the AUP) and, in COGENT's sole judgment, an immediate restriction or suspension is necessary to protect the COGENT Network or COGENT's ability to provide services to other customers; or (b) Customer's account is unpaid sixty (60) days after date of invoice; or (c) COGENT facilities at Customer's location are unavailable, (*i.e.*, no connectivity and building access).

4.2. Either Party may terminate the CSA: (a) at the end of an Initial Term or Renewal Term by providing the other Party with at least thirty (30) days prior written notice (notices provided during a monthly Renewal Term will not be effective until the end of the next month (*i.e.*, notice received April 20th is effective June 1st); or (b) except as otherwise stated herein, during an Initial Term or Renewal Term if the other Party breaches any material term or condition of this CSA and fails to cure such breach within thirty (30) days after receipt of written notice of the same.

4.3. If a Service is terminated prior to the Service Date, Customer shall pay COGENT for all Initial Costs for such Service. If the Service is terminated after the Service Date, Customer shall pay COGENT (a) for the Service up through the date of termination; and (b) except in the case of termination by Customer as provided in Section 4.2 above, or by COGENT due to loss of connectivity or building access at Customer's building(s) under Section 4.1(c) above, the Initial Costs (unless already paid) and the Termination Charge. Customer acknowledges that because actual damages to COGENT caused by early termination of a Service order are uncertain and would be difficult to determine, the Termination Charge is a reasonable liquidated damage and is not a penalty. Any reconnections of the Service shall result in additional reconnection charges to Customer at COGENT's then-prevailing rates.

4.4. If Customer defaults in any of its payment obligations under the CSA, Customer agrees to pay COGENT's reasonable expenses, including but not limited to legal and collection agency fees, incurred by COGENT in enforcing its rights. All termination notices by Customer must be sent separately for each Service (including terminating one Service location after a Service is switched to a new Service location) and must be sent to terms@cogentco.com.

5. DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY.

5.1. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE SERVICES ARE PROVIDED "AS IS," AND NEITHER COGENT NOR ANY OF ITS PROVIDERS, LICENSORS, OFFICERS, EMPLOYEES, OR AGENTS MAKES ANY WARRANTY, CONDITION OR GUARANTEE WITH RESPECT TO THE SERVICES OR AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SERVICES, UNDER THIS CSA OR OTHERWISE. THE SERVICES ARE PURCHASED WITH KNOWLEDGE OF THIS WARRANTY LIMITATION. COGENT EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, CONDITIONS OR GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT, SATISFACTORY QUALITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE. COGENT DOES NOT MONITOR, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR, THE CONTENT OF ANY COMMUNICATION TRANSMITTED BY CUSTOMER OR OTHERS, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR UNAUTHORIZED USE OR MISUSE OF THE SERVICES.

5.2. WITHOUT PREJUDICE TO OR LIMITING OF COGENT'S RIGHT TO RECEIVE PAYMENT FOR SERVICES, COGENT'S ENTIRE LIABILITY FOR ALL CLAIMS OF WHATEVER NATURE (INCLUDING CLAIMS BASED ON NEGLIGENCE) ARISING OUT OF THIS AGREEMENT AND ALL OTHERS BETWEEN CUSTOMER AND COGENT, AND THE PROVISION BY COGENT OF FACILITIES, TRANSMISSION, DATA, SERVICES OR EQUIPMENT INCLUDING, BUT NOT LIMITED TO, DAMAGE TO REAL/PERSONAL PROPERTY, SHALL NOT EXCEED THE LESSER OF (A) THE AMOUNT PAID BY CUSTOMER FOR THE SERVICE AT ISSUE IN THE PRIOR SIX (6) MONTHS TO THE ACTION GIVING RISE TO THE CLAIM, OR (B) ONE HUNDRED THOUSAND DOLLARS ($100,000.00) IN TOTAL; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT APPLY FOR DEATH OR PERSONAL INJURY CAUSED BY COGENT, OR FOR ANY

Customer: JR

OTHER LIABILITY WHICH MAY NOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

5.3. CUSTOMER RECOGNIZES THAT THE INTERNET CONSISTS OF MULTIPLE PARTICIPATING NETWORKS THAT ARE SEPARATELY OWNED AND NOT SUBJECT TO COGENT'S CONTROL. CUSTOMER AGREES THAT COGENT SHALL NOT BE LIABLE FOR DAMAGES INCURRED OR SUMS PAID WHEN THE SERVICES ARE TEMPORARILY OR PERMANENTLY UNAVAILABLE DUE TO MALFUNCTION OF, OR CESSATION OF, INTERNET SERVICES BY NETWORK(S) OR INTERNET SERVICE PROVIDERS NOT SUBJECT TO COGENT'S CONTROL, OR FOR TRANSMISSION ERRORS IN, CORRUPTION OF, OR THE SECURITY OF CUSTOMER INFORMATION CARRIED ON SUCH NETWORKS OR INTERNET SERVICE PROVIDERS. COGENT SHALL HAVE NO LIABILITY HEREUNDER FOR DAMAGES INCURRED OR SUMS PAID DUE TO ANY FAULT OF CUSTOMER OR ANY THIRD PARTY, OR BY ANY HARMFUL COMPONENTS (SUCH AS COMPUTER VIRUSES, WORMS, COMPUTER SABOTAGE, AND 'DENIAL OF SERVICE' ATTACKS). COGENT IS NOT LIABLE FOR ANY BREACH OF SECURITY ON THE CUSTOMER'S NETWORK, REGARDLESS OF WHETHER ANY REMEDY PROVIDED IN THIS CSA FAILS OF ITS ESSENTIAL PURPOSE. CUSTOMER AGREES THAT IT WILL NOT HOLD COGENT RESPONSIBLE FOR ANY SELECTION OR RETENTION OF, OR THE ACTS OR OMISSIONS OF, THIRD PARTIES IN CONNECTION WITH THE SERVICES (INCLUDING THOSE WITH WHOM COGENT MAY CONTRACT TO OPERATE THE SERVICES), OR HOLD A THIRD PARTY RESPONSIBLE FOR ANY SELECTION OR RETENTION OF, OR THE ACTS OR OMISSIONS OF, COGENT IN CONNECTION WITH THE SERVICES. WITHOUT LIMITING THE FOREGOING, CUSTOMER AGREES THAT IT WILL NOT HOLD COGENT RESPONSIBLE FOR (A) THIRD PARTY CLAIMS AGAINST CUSTOMER FOR DAMAGES, (B) LOSS OF OR DAMAGE TO CUSTOMER'S RECORDS OR DATA OR THOSE OF ANY THIRD PARTY, OR (C) LOSS OR DAMAGE TO CUSTOMER ASSOCIATED WITH THE INOPERABILITY OF CUSTOMER'S EQUIPMENT OR APPLICATIONS WITH ANY COMPONENT OF THE SERVICES OR THE COGENT NETWORK. CUSTOMER AGREES TO MAKE ALL CLAIMS RELATED TO THE SERVICES DIRECTLY AGAINST COGENT, AND WAIVES ANY RIGHT TO RECOVER DAMAGES (DIRECTLY OR BY INDEMNITY) RELATED TO THE SERVICES BY CLAIMING AGAINST OR THROUGH A THIRD PARTY TO THIS CSA.

5.4. NEITHER COGENT NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING (INCLUDING SUSPENDING OR DISCONTINUING SERVICES) OR SUPPORTING THE SERVICES SHALL BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SERVICES OR INABILITY TO USE THE SERVICES, INCLUDING, WITHOUT LIMITATION, LOST REVENUE, LOST PROFITS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE).

5.5. NO ACTION OR PROCEEDING AGAINST COGENT MAY BE COMMENCED BY THE CUSTOMER MORE THAN ONE (1) YEAR AFTER THE LAST DAY ON WHICH THE SERVICE WHICH IS THE BASIS FOR THE ACTION IS RENDERED, AND CUSTOMER ACKNOWLEDGES THAT THIS LIMITATION CONSTITUTES AN EXPRESS WAIVER OF ANY RIGHTS UNDER ANY APPLICABLE STATUTE OF LIMITATIONS WHICH WOULD OTHERWISE AFFORD ADDITIONAL TIME FOR SUCH A CLAIM.

6. INDEMNITY.

6.1. Customer will indemnify, defend and hold harmless COGENT and its directors, officers, employees, affiliates, and its agents and subcontractors from and against any claims, suits, actions, and proceedings from any and all third parties, and for payment of any Losses, to the extent such Losses arise (a) as a result of non-compliance by Customer with its obligations under the CSA; (b) from any and all claims by any of Customer's customers or other third party end users in connection with a Service (including, without limitation, any claims regarding content transmitted using a Service or violation of data protection legislation), regardless of the form of action, whether in contract, tort, warranty, or strict liability; provided, however, that Customer will have no obligation to indemnify and defend COGENT against claims for damages for bodily injury or death caused by COGENT's gross negligence or willful misconduct; or (c) from claims of copyright infringement and all manner of intellectual property claims, defamation claims, claims of publication of obscene, indecent, offensive, racist, unreasonably violent, threatening, intimidating or harassing material, and claims of infringement of data protection legislation, to the extent such Losses are based upon (i) the content of any information transmitted by Customer or by any of Customer's customers or authorized end users, (ii) the use and/or publication of any and all communications or information transmitted by Customer or by any of Customer's customers or authorized end users, or (iii) the use of Service(s) by Customer in any manner inconsistent with the terms of this CSA, including without limitation the AUP.

7. ADDITIONAL PROVISIONS.

7.1. Except as to payment obligations of Customer, neither Party shall have any claim or right against the other Party for any failure of performance due to Force Majeure.

7.2. Neither Party is the agent or legal representative of the other Party, and this CSA does not create a partnership, joint venture or fiduciary relationship between COGENT and Customer. Neither Party shall have any authority to agree for or bind the other Party in any manner whatsoever. This CSA confers no rights, remedies, or claims of any kind upon any third party, including, without limitation, Customer's subscribers or end-users.

7.3. This CSA for Service is made pursuant to and shall be construed and enforced in accordance with the laws of the District of Columbia without regard to its choice of law principles. Any action arising out of or related to this CSA shall be brought in the District or Federal courts located in the District of Columbia, and Customer consents to the jurisdiction and venue of such courts.

7.4. Notices, if required, must be sent in writing by e-mail, courier or first class mail (postage prepaid) to the appropriate contact point listed on the Order Form, and are considered made when received at that address; provided, that termination notices to COGENT must be sent in accordance with Section 4.4 above. In the event of an emergency, COGENT may only be able to provide verbal notice first; such verbal notice will be followed by written notice. Customer is responsible for accuracy of its information on the Order Form, including points of contact.

7.5. Customer may not assign this CSA without COGENT's prior written consent, which consent shall not unreasonably be withheld. Any such assignment without COGENT's prior written consent shall be void.

7.6. Without limiting any other obligation which expressly survives the expiration or prior termination of the term of the CSA, the expiration or prior termination of the term of the CSA shall relieve both Parties of any further obligations hereunder, except with respect to the Sections 2, 3, 4.3, 4.4 and 5 through 7, which shall survive any expiration or termination of these Terms.

7.7. If (but only if) required by COGENT's or Customer's agreement with Customer's Landlord: (a) any cessation or interruption in COGENT's Service does not constitute a default or constructive eviction by Customer's Landlord, and (b) Customer agrees to waive and release Landlord and its related parties from any liability in connection with any damages whatsoever incurred by Customer, including lost revenues, which arise, or are alleged to arise, out of any interruption of or defect in the COGENT Service, **REGARDLESS OF WHETHER SUCH INTERRUPTION OR DEFECT IS CAUSED BY THE ORDINARY NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF A RELEASED PARTY.**

7.8. The COGENT Network is owned by COGENT, or its licensors, and is protected by copyright and other intellectual property laws. Customer agrees that title to and ownership of the Services, in any form, shall at all times and in any event be held exclusively by COGENT. Customer shall be entitled to only such rights with respect to the Services as are specifically granted herein.

7.9. This CSA and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Customer and COGENT and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated into this CSA.

7.10. This CSA and any Addendum thereto may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

Customer: [initials]

DEFINITIONS

AUP	COGENT's Acceptable Use Policy as posted by COGENT (currently at http://www.cogentco.com/htdocs/policy.php) COGENT reserves the right to amend its AUP at any time, effective upon posting on the COGENT website.
COGENT	Cogent Communications, Inc. or its subsidiaries or affiliates.
COGENT Network	The telecommunications network and network components owned, operated or controlled by COGENT, including COGENT's fiber backbone, metropolitan fiber networks, any equipment connected to such fiber, and the software, data and know-how used by COGENT to provide the Services. Where COGENT services a building through its own facilities, the COGENT Network includes those facilities. The COGENT Network does not include customer premises equipment, customer-ordered telephony circuits, and any networks or network equipment not operated and controlled by COGENT.
Customer	Customer identified in the attached Order Form.
CSA	The entire Customer Subscriber Agreement between COGENT and Customer for provision of the Service, consisting of the Order Form, the Terms, the applicable product rider and the SLA.
Equipment	Customer's equipment, if any.
Force Majeure	Causes beyond a Party's control, including but not limited to: acts of God; fire; explosion; vandalism; cable cut; storm; flood or other similar occurrences; any law, order, regulation, direction, action or request of any government, including federal, state, provincial, municipal and local governments claiming jurisdiction over a Party or the Service, or of any department, agency, commission, bureau, corporation, or other instrumentality of any such government, or of any civil or military authority; national emergencies; unavailability of materials or rights-of-way; insurrections; riots, terrorist acts or wars (declared/undeclared); or strikes, lock-outs, work stoppages, or other labor difficulties, supplier failures, shortages, breaches or delays.
Initial Costs	Greater of (a) installation fees (if not paid); or (b) all third-party costs and charges incurred by or charged to COGENT on behalf of Customer for the Service, including but not limited to local loop fees, cross-connect charges, and wiring fees.
Initial Term	Initial length of term for the Services as indicated on the Order Form.
Landlord	Customer's landlord, building owner or property/telecom manager.
Losses	Costs, fees, liabilities, losses, damages or penalties, including reasonable legal fees.
Order Form	Cover form to which these Terms are attached, identifying the specific Service(s) to be delivered.
Party or Parties	COGENT and/or Customer.
Renewal Term	Subsequent length of term for the Services after completion of the Initial Term.
Service(s)	Bandwidth services provided by COGENT under the Customer Subscriber Agreement.
Service Date	Earlier of date on which (a) COGENT deems that the Service is available for Customer's use at either the COGENT-defined demarcation point or last-available test point; or (b) Customer first uses the Service or the COGENT Network.
SLA	The Service Level Agreement as posted by COGENT (currently at www.cogentco.com) for Customer's specific Service(s). COGENT reserves the right to amend the Service SLAs at any time, effective upon posting on the COGENT website.
Space	Rented rack space from COGENT, if any.
Tax or Taxes	All taxes arising in any jurisdiction, including without limitation all: sales, use, excise, gross receipts, value added, access, bypass, franchise, telecommunications, property (for co-location customers), consumption, or other taxes, fees, duties, charges or surcharges (however designated) which are imposed on or based on the provision, sale or use of the Service(s), including such taxes imposed directly on COGENT or for which COGENT is permitted to invoice Customer in connection with COGENT's performance under the CSA. Taxes do not include COGENT's income taxes.
Termination Charge	Single payment equal to any third-party cancellation charges and the total remaining dollar value of the applicable Service order through the Initial Term or Renewal Term, as applicable.
Terms	Terms and conditions that apply to the Services COGENT provides to Customer .

Customer:

cogent COMMUNICATIONS

Optical Internet

PRODUCT RIDER – DEDICATED INTERNET ACCESS GLOBAL

This product rider (Rider) amends the CSA entered into between Customer and COGENT for the Services specified therein. Unless otherwise defined herein, capitalized or defined terms in the CSA have the same meaning in this Rider. In the event of a conflict between forms, the following will be the order of priority: First, the Order Form; Second, this Rider; Third, the Terms; and Fourth, the SLA.

1. Service and Options

Within the scope of the Dedicated Internet Access Service, COGENT transmits IP-packets between the COGENT Network and associated networks of its Customers as well as to and from the global Internet using COGENT's settlement-free peering agreements with other networks.

Subject to their availability, Customer may select one or more options associated with the Service such as listed in the Order Form, in which case Customer agrees to pay the related fees such as indicated in the Order Form:

MultiBGP: Customer may connect to COGENT's network with multiple BGP sessions over a single port, such BGP sessions being on its own assigned AS (the Primary ASN) and ASs from third parties represented by Customer (the Secondary ASNs). In this case, Customer will be required to provide COGENT with a Letter of Authorization ("LOA") issued by the third parties having registered the Secondary ASNs in order to activate such Service, and all interactions, being during provisioning or operations, related to BGP-sessions set up between COGENT's network and Secondary ASNs will be handled exclusively between COGENT and Customer. The fact that a BGP session is being set up between COGENT and other parties represented by Customer does not constitute a contractual relationship between COGENT and the other parties, this interaction is ruled by the contractual relationship established between COGENT and the Customer. COGENT will charge an additional Monthly Fee for each Secondary ASN connected.

Pull Traffic (available for NetCentric customers only): When the "Pull Traffic" Option is selected on the Order Form, Customer agrees that the Base Monthly Fee and Burst Fee set forth in the Order Form are discounted rates and that Customer's eligibility for these rates is contingent upon the ratio of Customer's Inbound Traffic Volume (traffic flowing from Cogent's network to Customer's network over the Service Interfaces) to Customer's Outbound Traffic Volume (traffic flowing from Customer's network to Cogent's network over the Service Interfaces) exceeding 1 (one) (the "Traffic Ratio") in each calendar month of Service. For any calendar month where the Traffic Ratio does not exceed 1 (one), (a) COGENT will assess, and Customer agrees to pay, an Overage Charge equal to the difference between the "Standard Base Monthly Fee per Mbps" set forth in the Order Form and the discounted Base Monthly Fee, and (b) the Burst Fee for any burstable usage (measured in Mbps) in such month shall be charged at the "Standard Burst Fee per Mbps" set forth in the order form, not the discounted Burst Fee per Mbps. Both the Overage Charge and the Burst Fee will appear on Customer's next invoice. For purposes of this option, "Traffic Volume" shall mean actual data transfer across the Service Interfaces, as measured by Cogent for each traffic direction, taking data transfer usage samples every 5 minutes throughout the month for each Service Interface (a sample is based upon the average bytes per second across the 5-minute segment multiplied by the 5-minute sample interval to come to the total number of bytes transferred in the segment) and adding up all samples per direction.

Equipment: COGENT may, at its sole discretion and if available, provide equipment for certain Services. The fees for such equipment as agreed in the Order Form will be added to Customer's invoice. COGENT does not guarantee and is not responsible for any specific type of equipment, or any equipment at all, to be made available to Customer, and such equipment will belong to Customer upon receipt. Customer will provide its own technical support to install, maintain, and integrate equipment. COGENT will not provide on-site technical support. Customer will be responsible for applicable replacement costs if the equipment is subject to any damage, unauthorized alteration/modification/repair, abnormal use, misuse, neglect, abuse, accident, improper installation, or other acts caused by Customer, its employees, contractors, or any other person. Such action or inaction may void any manufacturer warranties. Customer further agrees to indemnify and hold harmless COGENT for any third party claim based on Customer's unauthorized alteration or modification of the equipment. COGENT is not responsible for Service disruptions caused by any request by Customer to relocate equipment.

Expedite Delivery: COGENT's installation guarantee is strictly limited to the installation guarantee stated in the SLA. However, Customer may request in the Order Form an expedited delivery for his Service. COGENT will use commercially reasonable efforts to accommodate Customer's request; provided, however, that COGENT does not guarantee that any such request will be fulfilled (and any such guarantees given either orally or in writing are hereby disclaimed) nor does COGENT guarantee that the Service will be delivered on a specific date, such as the Requested Service Date indicated on the Order Form.

2. Burstable Service

If Customer is purchasing COGENT's burstable Service, Customer will have a minimum bandwidth commitment assigned for a given port (the Bandwidth Commitment or Committed Data Rate, "CDR"). The Bandwidth Commitment is agreed upon in the Order Form and is the minimum amount of bandwidth that will be charged to Customer each month at the base Service price, even if not fully used by Customer during a given month. Customer may burst up to the maximum bandwidth that can be carried on a given port, e.g. 1,000 Mbps for a Gig-Ethernet port, subject to availability of bandwidth within the COGENT network.

If Customer exceeds the Bandwidth Commitment on any burstable port in any given calendar month, Customer agrees to pay the additional per Mbps charge for excess bandwidth usage over the Bandwidth Commitment as indicated in the Order Form. Such excess bandwidth usage is calculated by COGENT as the difference between total bandwidth usage and Bandwidth Commitment, where total bandwidth usage is determined by collecting bandwidth usage samples every 5 minutes throughout the month for each port (a sample is based upon the average usage across the 5-minute segment) and determining the appropriate percentile (90th or 95th) of usage as indicated in the Order Form. Only one sample is captured for each 5-minute period, even though two samples are collected - one for inbound utilization and one for outbound utilization. The higher of the two samples is retained. For partial months, the total number of samples for the calendar month is used; for samples where there is no usage, 0 is the recognized value. For example, in a 30-day billing period, 8,640 samples are collected (12 samples/hour x 24 hours/day x 30 days) and listed from highest to lowest. In case of 95th percentile billing, the highest 5%or 432 samples are discarded (representing the top 5% of usage levels). The highest remaining sample (sample 433 in this example) is used to determine total bandwidth usage. For 90th percentile billing, the highest 10%or 864 samples are discarded (representing the top 10% of usage levels). The highest remaining sample (sample 865 in this example) is used to determine total bandwidth usage.

Under the "Summed Burst Billing" option available in conjunction with 90th percentile burst billing, COGENT calculates excess usage as the difference between the sum of total bandwidth usage and the sum of Bandwidth Commitment across all summed ports. For example, if Summed Burst Billing is applied over three ports with a Bandwidth Commitment of 200 Mbps on each (i.e., a total Bandwidth Commitment of 600 Mbps) and the individual 90th percentile total bandwidth usage amounts were 70 Mbps, 150 Mbps and 500 Mbps, the excess bandwidth usage would be 120 Mbps (70 + 150 + 500 - 600).

Under the "Aggregate Burst Billing" option available in conjunction with 95th percentile burst billing, excess bandwidth usage is calculated by COGENT as the difference between total aggregated bandwidth usage and the summed Bandwidth Commitment across all aggregated ports, where total aggregated bandwidth usage is determined by adding usage samples every 5 minutes across all aggregated ports. For example, if there are three aggregated ports, every 5 minutes three inbound samples and three outbound samples are collected, added up to one bandwidth usage value per direction, and the higher of the two values is retained. In a 30-day billing period, the final 8,640 retained bandwidth usage values reflect the aggregated usage across all ports. These values are listed from highest to lowest. The highest 5% or 432 values are discarded (representing the top 5% of usage levels). The highest remaining value (value 433 in this example) is used to determine total aggregated bandwidth usage.

Under both "Summed Burst Billing" and "Aggregate Burst Billing" options, a Master Service is defined in the Order Form, and all other Services involved in a Summed or Aggregate calculation are listed. Excess bandwidth usage (burst usage) calculated across the listed ports will be billed on the Master Service account. The relevant data (additional per Mbps charge for excess bandwidth usage and Billing Currency) pertaining to the Master Service will be used for calculating excess bandwidth usage fees across Master Service and all other involved Services. For example, if a customer orders ports in the UK, US, and Canada and defines the US port as the Master, all excess bandwidth usage will be billed on the US invoice in US dollars, at the burst fee indicated on the US port order form.

3. Customer's Duties to Cooperate

Customer or its representative must cooperate with COGENT in the installation process, which includes accurate completion of an Order Form containing detailed demarcation information and other onsite contact listings, and of the necessary technical questionnaires (IP Questionnaire, BGP Questionnaire, etc.) as provided by COGENT. Customer or its representative must be physically present at the time of installation. During installation and at all other times, the Customer will allow access and if necessary provide escort, for COGENT's or its representatives' necessary personnel to perform the installation and maintenance of the Service, to the designated building's phone closet(s) or telecommunications room or to the Customer's premises for the purposes of survey, installation, operations and maintenance of the Service, after prior arrangement between the parties. Customer's failure to cooperate shall release COGENT from its obligations pertaining to the Installation Guarantee included in the SLA but shall not suspend the Service Date or billing start date.

In the event of technical problems relating to the Service, the Customer will ensure that COGENT's or its representatives' service engineers have unrestricted access to the designated building's phone closet(s) or telecommunications room or to the customer premises equipment. Customer's failure to provide access shall release COGENT from its obligations pertaining to the Network Availability part of the SLA.

4. Demarcation Point

Within a COGENT data center: If Service delivery takes place within a COGENT data center, COGENT will deliver the Service at a demarcation point situated on the COGENT equipment. COGENT will provide, maintain and operate the necessary wiring ("Cross-Connect") for Customer to connect to COGENT's service at the indicated demarcation point. COGENT will provide such Cross-Connect for the fee set forth on the Order Form.

Within a third-party data center: If Service delivery takes place within a third party data center (i.e. that is not owned and/or operated by COGENT), COGENT will deliver the Service at a demarcation point situated on the COGENT equipment. Unless otherwise agreed, Customer will at its own cost provide, maintain and operate the necessary wiring ("Cross-Connect") to connect to COGENT's service at the indicated demarcation point. If Customer and COGENT agree that COGENT shall provide such Cross-Connect, then COGENT will provide such Cross-Connect against fees such as indicated on the Order Form and the Service demarcation point will remain on the COGENT equipment.

Within an On-Net corporate building: If Service delivery takes place within an On-Net corporate building, COGENT will deliver the Service at a demarcation point situated on the COGENT equipment within the Customer's suite. COGENT will provide, maintain and operate the necessary wiring ("Riser") between the building entry and the indicated demarcation point.

At an Off-Net Customer Location: Off-Net Services are being delivered to the Customer Location indicated in the Order Form through a third-party local loop to be provisioned by COGENT on behalf of Customer. As such, the Customer and COGENT agree that the charges set forth in the Order Form for such Service assumes that such Service will be terminated at a pre-established demarcation point or minimum point of entry (MPOE) in the building housing the Customer Location, as determined by the local access provider. COGENT may charge Customer additional nonrecurring charges not otherwise set forth herein for such Service where the Customer or local access provider determines that it is necessary to extend the demarcation point or MPOE through the provision of additional infrastructure, cabling, electronics or other materials necessary to reach the Customer Location. It shall be the Customer's responsibility to allow access to the facility for the local access provider, as well as to facilitate or coordinate with the property owner at the Customer Location, all additional space and electricity determined by the local access provider to be necessary to provide the Service. COGENT will notify Customer of any additional non-recurring charges, if any, as soon as practicable after COGENT is notified by the local access provider of the amount of such charges. From time to time, COGENT may provide, and Customer may accept, budgetary estimates for the extension of the demarcation point to the Customer Location along with the initial Order Form. These estimated costs may be based on certain known costs or typical installations that do not require extraordinary efforts by the provider to extend the service. In the event actual costs exceed the budgetary estimate, Cogent will notify the Customer as outlined above.

In addition, the charges and the Term set forth in the Order Form for the Service assumes that such Service can be provisioned by COGENT through the local access provider selected by COGENT (and/or Customer) for the stated Term. In the event COGENT is unable to provision such Service through the selected local access provider or the selected local access provider requires a higher cost or longer Service Term than that set forth in the Order Form, COGENT reserves the right, regardless of whether COGENT has accepted the Order Form, to suspend provisioning of the Service hereunder and notify Customer in writing of any additional non-recurring charges, monthly recurring charges and/or Term that may apply, or to cancel the Service set forth on the Order Form. Upon receipt of such notice, Customer will have five (5) business days to accept or reject such changes. If Customer does not respond to COGENT within the five (5) business day period, such changes will be deemed rejected by Customer. In the event Customer rejects the changes (whether affirmatively or through the expiration of the five (5) business day period) or if COGENT elects to cancel the Service ordered herein, the affected Service will be cancelled without cancellation or termination liability of either party.

	Accepted and agreed to:
CUSTOMER: Data Pangea	COGENT COMMUNICATIONS
By: [signature]	By:
Title: Manager	Title:
Date: 4/5/2012	Date: